Rule 424(b)(5)
                                                               333-26425

SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 13, 1996
(To Prospectus dated November 23, 1994)


                                 CWMBS, INC.
                                  Depositor

                               INDYMAC, INC./*/
                          Seller and Master Servicer

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-D
                              ----------------

    This Supplement relates to the offering by the Seller of the Class B-3 Certificates of the Series referenced above. This Supplement does not contain complete information about the offering of the Class B-3 Certificates. Additional information is contained in the Prospectus Supplement dated March 13, 1996 (the "Prospectus Supplement") prepared in connection with the offering of the Offered Certificates of the Series referenced above and in the Prospectus of the Depositor dated November 23, 1994 (the "Prospectus"). Prospective purchasers are urged to read this Supplement, the Prospectus Supplement and the Prospectus in full.

    As of August 25, 1997 (the "Certificate Date"), the Class Certificate Balance of the Class B-3 Certificates was approximately $3,028,816.

    THE CLASS B-3 CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CLASS B-3 CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES OR ANY OTHER PERSON. DISTRIBUTIONS ON THE CLASS B-3 CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF CERTIFICATEHOLDERS.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR
                    THE PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

    The Class B-3 Certificates offered hereby will be purchased by Greenwich Capital Markets, Inc. (the "Underwriter") from the Seller and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller from the sale of the Class B-3 Certificates are expected to be approximately 94.969% of the aggregate principal balance of the Class B-3 Certificates as of the Certificate Date, before deducting sale expenses payable by the Seller.

    The Class B-3 Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that the Class B-3 Certificates will be delivered at the offices of the Underwriter in Greenwich, Connecticut, on or about August 28, 1997 and are subsequently expected to be available for transfer through the facilities of The Depository Trust Company.


GREENWICH CAPITAL MARKETS
-----------------------------------------------------------------------------
A DIVISION OF NATWEST MARKETS

AUGUST 28, 1997

    UNTIL NINETY DAYS AFTER THE DATE OF THIS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS B-3 CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    This Supplement is qualified in its entirety by reference to the detailed information appearing in the accompanying Prospectus Supplement and Prospectus. Certain capitalized terms used in this Supplement are defined in the Prospectus Supplement or the Prospectus.



/*/ On July 1, 1997, Independent National Mortgage Corporation changed its name to IndyMac, Inc.


                              THE MORTGAGE POOL

    As of August 1, 1997 (the "Reference Date"), the Mortgage Pool included approximately 794 Mortgage Loans having an aggregate Stated Principal Balance of approximately $172,294,914.

    The   following  table   summarizes  the   delinquency  and   foreclosure
experience of the Mortgage Loans as of the Reference Date.

                                                                                      As of
                                                                                 August 1, 1997
Total Number of Mortgage Loans  . . . . . . . . . . . . . . . . . . . . .              794
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
    30-59 days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2.77%
    60-90 days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             0.63%
    91 days or more (excluding pending foreclosures)  . . . . . . . . . .             0.76%
Total Delinquencies . . . . . . . . . . . . . . . . . . . . . . . . . . .             4.16%
Foreclosures Pending  . . . . . . . . . . . . . . . . . . . . . . . . . .             0.63%
Total Delinquencies and foreclosures pending  . . . . . . . . . . . . . .             4.79%

______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.


    Four of the Mortgage Loans have been converted to REO as of the Reference Date.

    Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.


                        SERVICING OF MORTGAGE LOANS

The Master Servicer

    IndyMac, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

    The following table summarizes the delinquency and foreclosure experience, respectively, as of December 31, 1994, December 31, 1995, December 31, 1996 and June 30, 1997 on approximately $6.8 billion, $9.4 billion, $11.1 billion and $11.6 billion, respectively, in outstanding principal balance of conventional mortgage loans master serviced by the Master Servicer. IndyMac, Inc. commenced master servicing conventional mortgage loans during April 1993. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans in the future:

                                                                   As of                    As of
                                                                December 31,               June 30,
                                                       1994        1995        1996          1997
Total Number of Conventional Mortgage Loans in
    Portfolio   . . . . . . . . . . . . . . . .       30,803      53,101      68,209        72,652
Delinquent Mortgage Loans and Pending
    Foreclosures at Period End(1):
         30-59 days . . . . . . . . . . . . . .        0.83%       2.30%       2.39%         2.28%
         60-89 days . . . . . . . . . . . . . .        0.13        0.42        0.52          0.50%
90 days or more (excluding pending foreclosures)       0.09        0.38        0.81          0.94%
    Total Delinquencies   . . . . . . . . . . .        1.05%       3.10%       3.72%         3.72%
Foreclosures pending  . . . . . . . . . . . . .        0.07        0.30        0.65%         0.75%

Total delinquencies and foreclosures pending  .        1.12%       3.40%       4.37%         4.47%


______________
(1)  As a percentage of the total number of loans master serviced.


                 DESCRIPTION OF THE CLASS B-3 CERTIFICATES

    The Class B-3 Certificates are Subordinated Certificates. To the extent funds are available therefor, the Class B-3 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class B-3 Certificates are allocated amounts received in respect of principal on the Mortgage Loans based on the Subordinated Principal Distribution Amount as described in the Prospectus Supplement under "Description of the Certificates -- Principal -- Subordinated Principal Distribution Amount". Distributions of principal of the Subordinated Certificates will be made sequentially to the Classes of Subordinated Certificates in the order of their numerical Class designations, beginning with the Class B-1 Certificates, until the respective Class Certificate Balances thereof have been reduced to zero. Realized Losses will be allocated to the Class B-3 Certificates as described in the Prospectus Supplement under "Description of the Certificates -- Allocation of Losses". Additional information relating to distributions of certain unscheduled payments in respect of principal (including, but not limited to, partial principal prepayments and principal prepayments in full) are set forth in the Prospectus Supplement under "Description of the Certificates -- Principal".

    As of the Certificate Date, the Class Certificate Balance of the Class B-3 Certificates was approximately $3,208,816, evidencing a beneficial ownership interest of approximately 1.76% in the Trust Fund. As of the
Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $151,085,042 and evidenced in the aggregate a beneficial ownership interest of approximately 87.69% in the Trust Fund. As of the Certificate Date, the Class B-1, Class B-2, Class B-4, Class B-5 and Class B-6 Certificates had aggregate principal balances of $10,604,790, $4,545,191, $1,111,222, $606,747 and $1,313,107,
respectively,  and  evidenced in  the  aggregate  a  beneficial  ownership
interest   of  approximately  6.16%,   2.64%,  0.64%,  0.35%   and  0.76%,
respectively, in the Trust Fund. The Class B-4, Class B-5 and Class B-6 Certificates are the only Certificates supporting the Class B-3 Certificates. For additional information with respect to the Class B-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

    The  most  recent  monthly  statement   that  has  been  furnished  to
Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

    Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"):
(i) the Mortgage Pool consists of one Mortgage Loan with the following characteristics:


                                                                                          Remaining
                                                         Original Term                     Term to
                                        Adjusted Net      to Maturity       Loan Age       Maturity
 Principal Balance   Mortgage Rate     Mortgage Rate      (in Months)     (in Months)    (in months)
$172,294,914.21      8.6367800932%     8.2527800932%          360              20            340



(ii) the Mortgage Loans prepay at the specified constant percentages of SPA, (iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced on or after the Reference Date, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described in the Prospectus Supplement under "Description of the Certificates -- Principal" without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls on or after the Reference Date and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the Revised Structuring Assumptions as set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such Mortgage Loan by its indicated remaining term to maturity,
(viii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (ix) the closing date of the sale of the Class B-3 Certificates is August 29, 1997 (x) the Seller is not required to repurchase or substitute for any Mortgage Loan on or after the Reference Date and (xi) the Master Servicer does not, on or after the Reference Date, exercise any option to repurchase any Mortgage Loans described in the Prospectus Supplement under "Description of the Certificates -- Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the table herein.

    Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 200% SPA assumes prepayment rates will be 0.4% per annum in month one, 0.8% per annum in month two, and increasing by 0.4% in each succeeding month until reaching a rate of 12.0% per annum in month 30 and remaining constant at 12.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.


               YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

    The following table indicates the percentage of the Certificate Date Principal Balance of the Class B-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


          Percent of Class B-3 Certificate Balance Outstanding/*/

                                                          Percentages of SPA
Distribution Date                     0%        100%      200%      275%      300%      500%      600%
Initial . . . . . . . . . . .        100%       100%      100%      100%      100%      100%      100%
August 1998 . . . . . . . . .         99%        99%       99%       99%       99%       99%       99%
August 1999 . . . . . . . . .         98%        98%       98%       98%       98%       98%       98%
August 2000 . . . . . . . . .         97%        97%       97%       97%       97%       97%       97%
August 2001 . . . . . . . . .         96%        95%       95%       94%       94%       92%       91%
August 2002 . . . . . . . . .         95%        92%       89%       87%       87%       80%       77%
August 2003 . . . . . . . . .         94%        88%       83%       79%       78%       67%       56%
August 2004 . . . . . . . . .         92%        83%       75%       69%       67%       52%       35%
August 2005 . . . . . . . . .         91%        77%       66%       58%       55%       37%       22%
August 2006 . . . . . . . . .         89%        71%       57%       47%       44%       25%       14%
August 2007 . . . . . . . . .         87%        66%       49%       39%       36%       17%        9%
August 2008 . . . . . . . . .         85%        60%       42%       31%       28%       12%        5%
August 2009 . . . . . . . . .         83%        55%       36%       26%       23%        8%        3%
August 2010 . . . . . . . . .         80%        50%       31%       21%       18%        6%        2%
August 2011 . . . . . . . . .         78%        46%       26%       17%       14%        4%        1%
August 2012 . . . . . . . . .         75%        42%       22%       13%       11%        3%        1%
August 2013 . . . . . . . . .         72%        37%       19%       11%        9%        2%        0%
August 2014 . . . . . . . . .         68%        33%       16%        9%        7%        1%        0%
August 2015 . . . . . . . . .         65%        30%       13%        7%        5%        1%        0%
August 2016 . . . . . . . . .         60%        26%       11%        5%        4%        0%        0%
August 2017 . . . . . . . . .         56%        23%        9%        4%        3%        0%        0%
August 2018 . . . . . . . . .         51%        20%        7%        3%        2%        0%        0%
August 2019 . . . . . . . . .         46%        17%        6%        2%        2%        0%        0%
August 2020 . . . . . . . . .         40%        14%        4%        2%        1%        0%        0%
August 2021 . . . . . . . . .         34%        11%        3%        1%        1%        0%        0%
August 2022 . . . . . . . . .         27%         8%        2%        1%        1%        0%        0%
August 2023 . . . . . . . . .         20%         6%        1%        0%        0%        0%        0%
August 2024 . . . . . . . . .         12%         3%        1%        0%        0%        0%        0%
August 2025 . . . . . . . . .          3%         1%        0%        0%        0%        0%        0%
August 2026 . . . . . . . . .          0%         0%        0%        0%        0%        0%        0%
August 2027 . . . . . . . . .          0%         0%        0%        0%        0%        0%        0%
Weighted Average Life
(years)** . . . . . . . . . .       19.45      14.03     11.09      9.73      9.38      7.56      6.67


_____________________
 *  Rounded to the nearest whole percentage.
** Determined as specified in the Prospectus Supplement under "Weighted Average Lives of the Offered Certificates."


                            CREDIT ENHANCEMENT

    As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $1,739,926, $125,000 and $1,739,926, respectively.


                  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Prospective purchasers of the Class B-3 Certificates should consider carefully the income tax consequences of an investment in the Class B-3 Certificates discussed under "Certain Federal Income Tax Consequences" in the Prospectus Supplement and in the Prospectus. Such purchasers should also consult their own tax advisors with respect to those consequences.


                           ERISA CONSIDERATIONS

    Prospective purchasers of the Class B-3 Certificates should consider carefully the ERISA consequences of an investment in the Class B-3 Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class B-3 Certificates originally did not qualify for purposes of the Exemption, PTCE 83-1, or any other issued exemption under ERISA.


                                  RATINGS

    The Class B-3 Certificates are currently rated "BBB" by Fitch Investors Service, Inc. See "Ratings" in the Prospectus Supplement.


                              USE OF PROCEEDS

    The Seller intends to use the net proceeds from the sale of the Class B-3 Certificates for general corporate purposes.


                          METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in an agreement between the Seller and the Underwriter, the Seller has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Seller the Class B-3 Certificates. Distribution of the Class B-3 Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Class B-3 Certificates, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting discounts.

    The Underwriter intends to make a secondary market in the Class B-3 Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Class B-3 Certificates will develop or, if it does develop, that it will continue.

    The Seller has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  EXHIBIT 1


                                   Mortgage Rates (1)
                        Number of                                Percent of
    Range of            Mortgage        Aggregate Principal       Mortgage
 Mortgage Rates(%)       Loans          Balance Outstanding         Pool

   7.251 - 7.500            4              $    785,843              0.46%
   7.501 - 7.750            7                 1,404,458              0.82
   7.751 - 8.000           29                 7,860,289              4.56
   8.001 - 8.250           69                15,428,657              8.95
   8.251 - 8.500          214                43,647,500             25.33
   8.501 - 8.750          224                50,434,841             29.27
   8.751 - 9.000          157                34,870,340             20.24
   9.001 - 9.250           67                13,630,510              7.91
   9.251 - 9.500           21                 3,975,286              2.31
   9.501 - 9.750            2                   257,189              0.15

      Total               794              $172,294,914            100.00%

(1)  As of the Reference Date, the weighted average Mortgage
     Rate of the Mortgage Loans is expected to be approximately
     8.637%.

               Current Mortgage Loan Principal Balances (1)
     Range of Current       Number of       Aggregate         Percent of
 Mortgage Loan Principal    Mortgage     Principal Balance     Mortgage
         Balance             Loans         Outstanding          Pool

         $0 - $50,000            8         $    293,838          0.17%
    $50,001 - $100,000          24            2,052,702          1.19
   $100,001 - $150,000         142           18,102,917         10.51
   $150,001 - $200,000         309           53,078,813         30.81
   $200,001 - $250,000         132           29,566,421         17.16
   $250,001 - $300,000          70           19,165,130         11.12
   $300,001 - $350,000          32           10,363,947          6.02
   $350,001 - $400,000          22            8,202,085          4.76
   $400,001 - $450,000          17            7,235,546          4.20
   $450,001 - $500,000          11            5,342,441          3.10
   $500,001 - $550,000           5            2,609,183          1.51
   $550,001 - $600,000           5            2,872,549          1.67
   $600,001 - $650,000           4            2,516,312          1.46
   $650,001 - $700,000           4            2,753,702          1.60
   $700,001 - $750,000           1              709,326          0.41
   $750,001 - $800,000           1              771,184          0.45
   $800,001 - $850,000           3            2,472,300          1.43
   $950,001 - $1,000,000         3            2,945,070          1.71
 $1,000,001 and above            1            1,241,450          0.72

          Total                794         $172,294,914        100.00%

(1) As of the Reference Date, the average current Mortgage Loan principal balance is expected to be $216,996.

                   Original Loan-to-Value Ratios (1)
                            Number of         Aggregate        Percent of
  Original Loan-to-Value    Mortgage      Principal Balance     Mortgage
      Ratios(5)               Loans          Outstanding          Pool

     60.00 and Below             89          $ 20,770,526         12.06%
     60.01 - 65.00               48            12,319,295          7.15
     65.01 - 70.00              110            23,059,522         13.38
     70.01 - 75.00              174            36,541,312         21.21
     75.01 - 80.00              284            61,437,645         35.65
     80.01 - 85.00                2               508,958          0.30
     85.01 - 90.00               54            10,701,435          6.21
     90.01 - 95.00               33             6,956,222          4.04

        Total                   794          $172,294,914        100.00%

 (1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 73.81%.

                   Original Term to Maturity (1)
                        Number of         Aggregate        Percent of
 Original Term to       Mortgage      Principal Balance     Mortgage
 Maturity (Months)        Loans          Outstanding          Pool

        345                  1          $    211,883          0.12%
        355                  1               234,372          0.14
        360                792           171,848,660         99.74

        Total              794          $172,294,914        100.00%

(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 342 months.

         State Distribution of Mortgage Properties (1)
              Number of                             Percent of
              Mortgage     Aggregate Principal       Mortgage
   State        Loans      Balance Outstanding         Pool
Arizona           30         $    5,440,666             3.16%
California       355             82,532,089            47.91
Colorado          33              8,170,685             4.74
Florida           54              9,103,213             5.28
Hawaii            18              4,779,466             2.77
Nevada            17              3,979,877             2.31
New York          29              5,513,138             3.20
Oregon            45              9,690,020             5.62
Texas             20              3,574,354             2.07
Utah              26              4,941,828             2.87
Washington        35              7,592,796             4.41
Other(1)         132             26,976,781            15.66

     Total       794           $172,294,914           100.00%

(1) Other includes 24 other states, and the District of Columbia, with under 2% concentration individually. No more than approximately 1.05% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                        Documentation of Mortgage Loans
                           Number of          Aggregate          Percent of
                           Mortgage       Principal Balance       Mortgage
   Type of Program          Loans            Outstanding            Pool

 Full                         225            $ 51,733,418           30.03%
 Alternative                   68              12,626,588            7.33
 Reduced                      499             107,595,141           62.44
 No Income/No Asset             2                 339,768            0.20

          Total               794            $172,294,914          100.00%

                              Type of Mortgaged Properties
                            Number of          Aggregate         Percent of
                            Mortgage       Principal Balance      Mortgage
 Property Type                Loans           Outstanding          Pool

 Single Family                  612           $137,614,308         79.87%
 Low Rise Condominium            41              7,738,290          4.49
 2-4 Units                      124             23,050,368         13.38
 Planned Unit
   Development (PUD)              7              2,181,922          1.27
 High Rise Condominium           10              1,710,026          0.99

           Total                794           $172,294,914        100.00%

                               Purpose of Mortgage Loans
                       Number of          Aggregate         Percent of
                        Mortgage      Principal Balance      Mortgage
 Loan Purpose            Loans           Outstanding           Pool

 Purchase                 351            $ 68,503,246          39.76%
 Refinance (Rate or
   Term)                  210              52,707,054          30.59
 Refinance (Cash-out)     233              51,084,614          29.65

                Total     794            $172,294,914         100.00%

                             Occupancy Types (1)
                      Number of          Aggregate          Percent of
                       Mortgage      Principal Balance       Mortgage
 Occupancy Type         Loans           Outstanding            Pool

 Primary Home             619           $141,069,385           81.88%
 Investor                 144             25,083,495           14.56
 Second Home               31              6,142,035            3.56

          Total           794           $172,294,914          100.00%

 (1) Based upon representation of the Mortgagors at the time of origination.

                                    Exhibit 2
  THE
BANK OF                                           Page Number:             1
  NEW                                            Payment Date:      08/25/97
  YORK

101 Barclay Street, 12E
New York, NY 10286
Attn:  Leslie Gaskill, MBS Unit
       (212) 815-2793


                        INDEPENDENT NATIONAL MORTGAGE CORP.
                 MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-D


                                                 Current Payment Information
    Class Information


                          Beginning       Pass Thru       Principal      Interest          Total       Principal    Interest
  Class Code    Name      Cert. Bal.         Rate         Dist. Amt.     Dist. Amt.        Dist.        Losses      Shortfalls
  1799          A-1               0.00    7.000000%            0.00           0.00            0.00        0.00          0.00
  1800          A-2      79,965,646.62    7.000000%    1,668,837.82     466,466.27    2,135,304.09        0.00          0.00
  1801          A-3      15,362,000.00    7.000000%            0.00      89,611.67       89,611.67        0.00          0.00
  1802          A-4       4,301,000.00    7.000000%            0.00      25,089.17       25,089.17        0.00          0.00
  1803          A-5         430,000.00    NA                NA           NA                   0.00        0.00          0.00
  1804          A-6      30,100,000.00    7.000000%            0.00     175,583.33      175,583.33        0.00          0.00
  1805          A-7      11,684,000.00    7.000000%            0.00      68,156.67       68,158.67        0.00          0.00
  1806          A-8      10,925,193.61    7.000000%       13,960.07      63,730.30       77,690.36        0.00          0.00
  1807           X      172,294,914.21    1.265087%       NA            181,640.06      181,640.06        0.00          0.00
  1808          A-R               0.00    7.000000%            0.00           0.00            0.00        0.00          0.00
  1809          B-1      10,612,218.89    7.000000%        7,428.84      61,904.61       69,333.45        0.00          0.00
  1810          B-2       4,548,374.96    7.000000%        3,183.98      26,532.19       29,716.17        0.00          0.00
  1811          B-3       3,030,937.88    7.000000%        2,121.74      17,680.47       19,802.21        0.00          0.00
  1812          B-4       1,111,999.93    7.000000%          778.43       6,486.67        7,265.10        0.00          0.00
  1813          B-5         607,171.65    7.000000%          425.04       3,541.83        3,966.87        0.00          0.00
  1814          B-6       1,314,026.45    7.000000%          919.85       7,665.15        8,585.01        0.00          0.00

  Totals         -      173,992,570.01        -        1,697,655.76   1,194,088.38    2,891,744.15        0.00          0.00

(table continued)

                   Ending Cert./     Unpaid
  Class Code       Notional Bal.     Interest
  1799                      0.00       0.00
  1800             78,296,808.80       0.00
  1801             15,362,000.00       0.00
  1802              4,301,000.00       0.00
  1803                430,000.00       0.00
  1804             30,100,000.00       0.00
  1805             11,684,000.00       0.00
  1806             10,911,233.55       0.00
  1807            172,294,914.21       0.00
  1808                      0.00       0.00
  1809             10,604,790.06       0.00
  1810              4,545,190.99       0.00
  1811              3,028,816.14       0.00
  1812              1,111,221.50       0.00
  1813                606,746.61       0.00
  1814              1,313,106.59       0.00

  Totals          172,294,914.25       0.00



  THE
BANK OF                                           Page Number:             2
  NEW                                            Payment Date:      08/25/97
 YORK

101 Barclay Street, 12E
New York, NY 10286
Attn:  Leslie Gaskill, MBS Unit
       (212) 815-2793


                        INDEPENDENT NATIONAL MORTGAGE CORP.
                 MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-D

          Original Class Information                      Factors per $1,000

  Class Information


                            Original      Pass Thru       Cusip                    Principal        Interest             Ending
  Type          Name        Cert. Bal.      Rate         Numbers                     Dist.            Dist.            Cert. Bal.
 Senior         A-1       28,557,900.00    7.000000%    126691-RS5                0.00000000         0.00000000         0.00000000
                A-2       82,155,000.00    7.000000%    126691-RT3               20.31328367         5.67788049       953.03765809
                A-3       15,362,000.00    7.000000%    126691-RU0                0.00000000         5.83333333      1000.00000000
                A-4        4,301,000.00    7.000000%    126691-RV8                0.00000000         5.83333333      1000.00000000
                A-5          430,000.00    NA           126691-RW6                0.00000000         0.00000000      1000.00000000
                A-6       30,100,000.00    7.000000%    126691-RX4                0.00000000         5.83333333      1000.00000000
                A-7       11,664,000.00    7.000000%    126691-RY2                0.00000000         5.83333333      1000.00000000
                A-8          112,480.00    7.000000%    126691-RZ9                1.24111543         5.66592248       970.05988136
                 X       205,406,296.72    1.460000%    126691-SC9                0.00000000         0.88429645       838.80054780
 Residual       A-R              100.00    7.000000%    126691-SA3                0.00000000         0.00000000         0.00000000
 Subordinate    B-1       10,784,000.00    7.000000%    126691-SD7                0.68887571         5.74041267       983.38186750
                B-2        4,622,000.00    7.000000%    126691-SE5                0.68887571         5.74041267       983.38186791
                B-3        3,080,000.00    7.000000%    126691-SF2                0.68887571         5.74041265       983.38186504
                B-4        1,130,000.00    7.000000%         N/A                  0.68887571         5.74041264       983.38186198
                B-5          617,000.00    7.000000%         N/A                  0.68887571         5.74041264       983.38186302
                B-6        1,335,296.72    7.000000%         N/A                  0.68887572         5.74041271       983.38187498

                                                                                  8.26486719         5.81329980     838.8005479845
 Totals          -       205,406,296.72        -             -



  THE
BANK OF                                           Page Number:             3
  NEW                                            Payment Date:      08/25/97
 YORK

101 Barclay Street, 12E
New York, NY 10286
Attn:  Leslie Gaskill, MBS Unit
       (212) 815-2793



                        INDEPENDENT NATIONAL MORTGAGE CORP.
                 MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-D



    COLLATERAL INFORMATION                                           DELINQUENCY INFORMATION
 Aggregate stated principal balance      173,992,569.97              Period           Loan Count      Ending Stated Balance
 Aggregate prepayment amount               1,575,856.33              1 mo.                    22               5,401,979.97
 Aggregate liquidation proceeds                    0.00              2 mos.                    5               1,023,769.49
                                                                     3+ MOS.                   6               1,939,202.45
                                                                     In foreclosure            5               2,019,238.86
 Aggregate Certificate information for the following
 distribution date                                                   Totals                   38              10,384,190.77




     Class       Aggregate       Aggregate         Aggregate
     Type       Percentages     Prepay. Pct.    Certificate Bal.                           TOTAL REO INFORMATION
 Senior          87.689786%      100.000000%      151,085,042.35       Total Number of REO Properties                           4
 Subordinate     12.310214%        0.000000%       21,209,871.90       Total Principal Balance of REO Properties       976,327.85
                                                                       Total Market Value of REO Properties         Not Available




                                                                                       NEW REO INFORMATION
                                                                 (Mortgage Loans that became REO Properties during the preceding
                 FEES & ADVANCES                                 calendar month.)
 Monthly master servicer fees due             4,651.33           Loan Number     Stated Principal Balance     Date of Acquisition
 Monthly masterservicer fees paid            13,272.89
 Monthly servicer fees paid                  36,370.58            #151202                      138,691.54              N/A
                                                                  #155955                      210,888.44              N/A
 Advances included in this distribution   1,688,837.82            #160799                      377,699.95              N/A
 Aggregate Advances Outstanding                   0.00



       OTHER INFORMATION                                                     LOSSES & INSURANCE COVERAGES
 Available remittance amount        2,891,744.15                 Net realized losses (this period)                0.00
 Principal remittance amount        1,697,655.78                 Cumulative losses (from Cut-Off)                 0.00
 Interest remittance amount         1,194,088.38
                                                                 Bankruptcy Loss Coverage Amount            125,000.00
                                                                 Fraud Loss Coverage Amount               1,739,925.70
                                                                 Special Hazard Loss Coverage Amount      1,739,925.70
